Exhibit 99.1
                                                        Investors May Contact:
                                                                 Stacey Yonkus
                                                  Director, Investor Relations
                                                                (212) 885-2512
                                                       investor@asburyauto.com

                                                        Reporters May Contact:
                                                                   David Shein
                                                            RF|Binder Partners
                                                                (212) 994-7514
                                                      David.Shein@RFBinder.com


             Asbury Automotive Group Announces New Credit Facility


NEW YORK, NY, Mar. 24 - Asbury Automotive Group (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., announced today that it closed an $800 million senior secured credit facility with a syndicate of banks and other financial institutions led by J.P. Morgan Securities and Bank of America. The new facility consists of a $150 million three-year revolving line of credit and a $650 million new and used vehicle inventory (floor plan) line of credit. In addition, Ford Motor Credit Company and General Motors Acceptance Corporation separately will continue to provide floor plan financing for Asbury's Ford- and GM-branded stores with a combined amount of $250 million, bringing the total borrowing availability to $1.05 billion.

J. Gordon Smith, Asbury's Chief Financial Officer, said, "This new credit agreement shows the capital markets' confidence in our financial strength, including our cash flow and balanced business model. The new facility ensures Asbury's continued access to capital and will result in both lower interest expense, through reduced interest rate margins, and improved operational flexibility. In addition, we were able to create relationships with new lending partners while maintaining relationships with two of our largest existing creditors."

Mr. Smith concluded, "Overall, the facility is sized to our acquisition objectives. We expect to fund acquisitions with equal amounts of operational cash flow and senior debt, although at year-end 2004 we had sufficient liquidity on hand to fund our acquisition objectives through 2005 without this new facility."

About Asbury Automotive Group
Asbury Automotive Group, Inc., headquartered in New York City, is one of the largest automobile retailers in the U.S., with 2004 revenue of approximately $5.3 billion. Built through a combination of organic growth and a series of strategic acquisitions, the Company currently operates 94 retail auto stores, encompassing 130 franchises for the sale and servicing of 33 different brands of American, European and Asian automobiles. Asbury believes that its product mix contains a higher proportion of the more desirable luxury and mid-line import brands than most public automotive retailers. The Company offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts. Forward-Looking Statements This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to goals, plans, projections and guidance regarding the Company's financial position, results of operations, market position, product development, pending and potential future acquisitions and business strategy. These statements are based on management's current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the Company's relationships with vehicle manufacturers and other suppliers which could cause, among other things, acquisitions under contract or letters of intent to fail, risks associated with the Company's substantial indebtedness, risks related to pending and potential future acquisitions, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally and governmental regulations and legislation. There can be no guarantees that the Company's plans for future operations will be successfully implemented or that they will prove to be commercially successful. These and other risk factors are discussed in the Company's annual report on Form 10-K and in its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.